SCHEDULE 14C
                                  Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


Check the appropriate box:


[x]     Preliminary Information Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]     Definitive Information Statement


                            Van Eck/Chubb Funds, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        1)      Title of each class of securities to which transaction applies:

        2)      Aggregate number of securities to which transaction applies:

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                computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        5)      Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

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


                            VAN ECK/CHUBB FUNDS, INC.
                               GLOBAL INCOME FUND
                                 TAX-EXEMPT FUND
                           GOVERNMENT SECURITIES FUND
                            99 Park Avenue, 8th Floor
                            New York, New York 10016
                            ------------------------

                              INFORMATION STATEMENT

                                November 1, 2001

                            ------------------------

TO THE SHAREHOLDERS:

     On September 20, 2001 at a regular meeting of the Board of Directors of The Van Eck/Chubb Funds Inc., the Directors approved a Plan of Liquidation and Dissolution for the Global Income Fund, the Tax-Exempt Fund and the Government Securities Fund.

We are providing shareholders of the Fund with this Information Statement in lieu of a Proxy Statement, because the shares of the Fund are majority held by Chubb Corporation and its affiliates, which controls each of the Funds. Chubb Corporation has informed management that it intends to vote all of its holdings and those of its affiliates in favor of the Plan of Liquidation. Due to this representation, it will be unnecessary to solicit additional votes to approve these Plans of Liquidation and Dissolution.

This information statement informs you of the circumstances surrounding the Board's approval of the liquidation of these Funds.

                                          By order of the Board,

                                          /s/ Thomas H. Elwood

                                          THOMAS H. ELWOOD
                                          Secretary


THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

VAN ECK/CHUBB FUNDS, INC.
99 PARK AVENUE,  NEW YORK, NEW YORK  10016
(212) 687-5200 TOLL FREE (800) 826-3251

INFORMATION STATEMENT
---------------------------------------------------

     This Information Statement is furnished to shareholders of the Global Income Fund, Tax-Exempt Fund and Government Securities Fund (the "Funds"), a series of Van Eck/Chubb Funds (the "Company"), in connection with the approval by the Board of Directors of the Company of a Plan of Liquidation and Dissolution (the "Plan"). This Information Statement is being mailed to shareholders on or about November 15, 2001. Chubb Asset Managers is the Funds' investment adviser (the "Adviser") and is located at 15 Mountain View Road, Warren, New Jersey 07059. The cost for this information statement will be borne by the Funds.

     As of October 31, 2001, there were outstanding 7,745,518.65 shares of beneficial interest of Global Income Fund-Class A, 2,229,988.076 shares of beneficial interest of Tax-Exempt Fund-Class A and 2,801,377.131 shares of beneficial interest of Government Securities Fund-Class A. The following persons were known to the Company to own of record or beneficially more than 5% of the outstanding shares of each Fund:

GLOBAL INCOME FUND

Federal Insurance Company*          4,816,801.7190 shares              62.19%
Chubb Corporation                     858,618.3080 shares              11.09%
Vigilant Insurance Company*           536,355.8690 shares               6.92%

*wholly owned subsidiary of the Chubb Corporation

TAX-EXEMPT FUND

Federal Insurance Company*          1,815,671.7630 shares              81.42%

*wholly owned subsidiary of the Chubb Corporation

GOVERNMENT SECURITIES FUND

Federal Insurance Company*          2,183,336.6950 shares              77.94%
Chubb Corporation                     253.089.9160 shares               9.03%

*wholly owned subsidiary of the Chubb Corporation

Officers and other Directors of the Fund as a group owned less than 1% of the outstanding shares of the Fund except as set forth below:

John C. and Sigrid van Eck              72,341.405 shares               3.24%


APPROVAL OF THE PLAN

     The Global Income Fund seeks high current income and capital appreciation by investing primarily in debt securities (bonds) of domestic and foreign issuers. The Tax-Exempt Fund seeks a stable level of current income which is exempt from Federal income taxes, while seeking to preserve capital through investing primarily investment-grade tax-exempt securities. The Government Securities Fund seeks as high a level of high current income as is possible while maintaining the safety of principal. The Funds each offer only Class A shares.

     The Tax-Exempt Fund and the Government Securities Fund commenced operations in 1987 and the Global Income Fund commence operation on September 1, 1995. Although sales of the Funds have fallen short of expectations the Funds were economical to maintain due to the large holdings of Chubb Corporation in shares of each of the Funds. The Chubb Corporation has decided to redeem its shares and resign as adviser to the Funds before the end of the calendar year 2001. Without Chubb's investment in the Funds (Global Income Fund, approximately 77% of total investments; Government Securities Fund approximately 85% of total investments; and Tax-Exempt Fund approximately 77% of total investments), the Funds are no longer economical and will not become so in the foreseeable future. As of October 31, 2001, total assets were $63,505,468 in Global Income Fund $32,084,923 in Government Securities Fund; and $28,258,449 in Tax-Exempt Fund.

The Adviser has indicated that it is no longer interested in acting as investment adviser to the Funds. The reasons being the inability to market the Fund in the current economic environment and the large capital commitment necessary to maintain adequate size to reduce to possibility of expense reimbursements. The Adviser has indicated to the Board of Directors that that it its not prepared to continue its investments in the Funds past December 31, 2001. In addition the Funds' distributor has indicated that because of current market conditions, there is no reasonable prospect of increasing assets through increased sales efforts. As shown above, the Adviser's investment in the Funds constitutes over 75% of each Fund's investments. Thus, without continuation of the Adviser's investments in the Funds, they are not viable, given the fact that there is no reasonable prospect of increasing the Funds assets through increased sales efforts without continued investments in the Funds by the Adviser, the Funds expense ratio would exceed that of many other funds with similar investment objectives. This would have an adverse impact on the Funds' performance. As a result, the Funds' current asset base could continue to decline and the Funds' expense ratio would rise as certain fixed costs would be spread over a shrinking asset base, and the Funds' administrator (the "Administrator")would likely have to subsidize the operations of the Funds. However, the Administrator cannot be expected to subsidize the operations of the Funds indefinitely.

     Faced with a potentially high expense ratio beginning in January 2001, in an environment where sales trends are unlikely to reverse themselves in the foreseeable future, on September 20, 2001 the Board of Directors, including a majority of the Directors who are not "interested persons," of the Funds, as defined in the Investment Company Act of 1940, considered and unanimously voted to approve the Plan. In reaching its decision, the Board of Directors considered the current size of the Funds, the projected size of the Funds after Chubb Corporation's redemptions, the projections of continuing high level of expenses of the Funds and the adverse impact a discontinuance of the Adviser's investments in the Funds would have, the effect upon the expense ratio of the smaller asset bases of the Funds, and the fact that there are no similar funds within the Van Eck family of Funds. Based upon the foregoing, the Directors determined that a liquidation, rather than a merger, would be in shareholders' best interests.

DESCRIPTION OF THE PLAN

     Pursuant to the Plan, as soon as practicable following Chubb's liquidation of its shares, which is currently expected to occur on or about December 15, 2001 (the "Distribution Date"), the Fund will redeem the shares held in the each of the Funds, satisfy the Funds' known obligations and distribute the Liquidation Value (as hereafter defined) to shareholders. Promptly thereafter the officers of the Funds will take all necessary and appropriate action to effect a complete statutory dissolution of the Funds. The Funds anticipate the Liquidation Value will be paid in cash. A copy of the Plan is attached as Exhibit A.

     The Funds' assets will be sold in an orderly manner and, after payment of expenses, the remaining cash and other assets will be distributed to shareholders holding shares on the Distribution Date as soon as practicable. The Adviser has agreed to absorb all expenses of the Funds associated with effecting the transactions contemplated by the Plan except the costs involved in disposing of the Funds' portfolio securities, There are no unamortized organizational expenses of the Funds outstanding on the Distribution Date.

     Each share of each of the Funds will entitle the holder to receive cash or other assets equal to the per share net asset value of the Fund at the time of liquidation. For tax purposes, upon distribution of the Liquidation Value, shareholders will recognize a taxable gain or loss equal to the difference between (i) the amount of the Liquidation Value and (ii) the shareholder's adjusted tax basis in shares of the Fund. Such gain or loss will be treated as a long-term or short-term capital gain or loss depending upon the period of time the shares were held by the shareholder prior to liquidation. Under federal tax laws, distributions on shares held for more than one year will result in a long-term capital gain or loss and distributions on shares held for one year or less will result in a short-term capital gain or loss. All shareholders are urged to seek independent advice regarding the possible federal income tax consequences of the proposed liquidation as applied to the shareholder's own circumstances.

     A shareholder holding Fund shares as part of an IRA account or other retirement account should either exchange into another Van Eck Fund or complete a transfer of assets to another IRA or retirement plan in advance of the liquidation (or within 60 days thereafter) to avoid possible IRS penalties for premature distribution.

     The Liquidation Value will be determined in the same manner as the Funds' net asset value is determined on a daily basis. "Liquidation Value" means, as of the Distribution Date, the aggregate value of all assets of the Fund, less the sum of the aggregate amount of all liabilities of the Fund, divided by the total number of issued and outstanding shares of the Fund.

     Shareholders may exchange their Fund shares for shares of any of the Van Eck Funds as described in the following sentence or may redeem their shares at net asset value on any business day prior to the Distribution Date. Shareholders may exchange their shares for shares of the same Class of another Van Eck Fund at net asset value, without any initial sales charge for Class A shareholders. A prospectus for the Van Eck Funds is available by calling the Funds at (800) 826-1115 or by visiting the Van Eck website at www.vaneck.com. Those shareholders that elected the telephone exchange privilege may exchange their shares by calling the Fund at (800)345-8506. Shareholders are also directed to the section "Exchange Privilege" in their respective Fund's prospectus for more information on their exchange options and to the "Purchase of Shares" section for more information on any sales charges for subsequent investments in or redemptions from the other Van Eck funds. No shareholder will have any dissenter's rights or right of appraisal with the liquidation and dissolution of the Fund.

FINANCIAL INFORMATION

     The Company's most recent annual and semi-annual reports are available upon request, without charge by calling Van Eck at (800) 826-1115 or by visiting the Van Eck Website at www.vaneck.com or by writing the transfer agent at DST Systems, P.O. Box 218407, Kansas City, Missouri 64121-8407.

MEETING OF THE BOARD OF DIRECTORS

     During the last fiscal year, the Board of Directors held four meetings. Each director other than Michael O'Reilly attended at least 75% of these meetings.


SHAREHOLDER PROPOSALS

     As a Maryland corporation, the Company is not required to hold an annual meeting of shareholders and the Directors currently do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Company's Articles of Incorporation. A shareholder proposal intended to be presented at any meeting of shareholders of any Company must be received by the Company a reasonable time before the Directors' solicitation relating thereto is made in order to be included in the Company's Proxy Statement and form of Proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

                                          THOMAS H. ELWOOD
                                           Secretary

EXHIBIT A

                       PLAN OF LIQUIDATION AND DISSOLUTION

PLAN OF LIQUIDATION AND DISSOLUTION dated as of__________adopted by Van Eck/Chubb Funds, Inc., a Maryland corporation (the "Corporation"), on behalf of the Global Income Fund, the Tax-Exempt Fund and the Government Securities Fund, a series of the Corporation (the "Funds").

                              W I T N E S S E T H:
                              --------------------

WHEREAS, the Corporation is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, this Plan is intended to be and is adopted as a plan of complete liquidation and dissolution, pursuant to which all of the assets of the Funds shall be liquidated at such prices and on such terms and conditions as the officers of the Corporation, in consultation with the Funds' investment adviser, shall determine to be reasonable and in the best interests of the Funds and its shareholders, all as hereinafter set forth in this Plan; and

WHEREAS, the Directors of the Corporation, including a majority of the Directors who are not interested persons, have determined the liquidation and dissolution of the Funds as contemplated by this Plan is in the best interests of the Funds.

NOW, THEREFORE, the Directors hereby declare the following Plan:

1. AUTHORIZATION OF DIRECTORS AND OFFICERS. The Board of Directors and officers of the Corporation are hereby authorized and directed to wind up the affairs of the Funds, subject to the requirements of Section 10 of this Plan.

2. LIQUIDATION OF ASSETS. The assets of the Funds shall be liquidated at such prices and on such terms and conditions as the officers of the Corporation, in consultation with the Funds' investment adviser, shall determine to be reasonable and in the best interests of the Funds and their shareholders.

3. INVESTMENTS PENDING LIQUIDATION. To the extent feasible, the Funds shall take a defensive position pending liquidation with a view to facilitating an orderly liquidation of the Funds' portfolios, and may concentrate its investments in cash and high-quality fixed income short-term securities.

4. EXPENSES. Van Eck Associates Corporation will bear all expenses of the Funds associated with effecting the transactions contemplated by this Plan except the costs involved in disposing of the Funds' portfolio securities.

5. SALES OF SHARES. Effective __________, the Funds shall accept no orders for shares from any new investor, nor shall the Funds sell additional shares to any existing shareholder, except as a result of dividends and capital gain distributions paid in additional shares to shareholders of record in the manner set forth in the Funds' current prospectus.

6. LIQUIDATION. Subject to the requirements of Section 8 of this Plan, as soon as practicable after the consummation of the sale or distribution of the Funds' portfolio securities and the payment of all the Funds' known liabilities and obligations, the officers of the Funds shall determine the Liquidation Value (as such term is hereinafter defined) of the Funds' shares (the date of such determination shall be referred to herein as the "Distribution Date"). The Liquidation Value shall be determined in the same manner as the Funds' net asset value is determined on a daily basis. Accordingly, the term "Liquidation Value" means, as of the Distribution Date, (i) the aggregate value of all of the assets of the Funds, less (ii) the sum of the aggregate amount of all of the liabilities of the Funds, divided by (iii) the total number of issued and outstanding shares of the Funds. The

Board of Directors may, if appropriate, authorize the establishment of a reserve to meet any contingent liabilities of the Funds, which amount, if any, shall be deducted pro rata from the Liquidation Value.

7. LIQUIDATING CORPORATION. In the event the Funds are unable to distribute all its assets pursuant to the Plan because of its inability to locate shareholders to whom Liquidation Distributions will be sent, the Funds may create, at the expense of such shareholders, a liquidating Corporation with a financial institution and deposit therein any remaining assets of the Funds for the benefit of the shareholders that cannot be located.

8. DISSOLUTION. As soon as practicable after the distribution of all of the Funds' assets in complete liquidation, the officers of the Corporation will close the books of the Funds and prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments and file or cause to be filed, with the Secretary of the State of Maryland and any other appropriate governmental authorities, any and all documents and instruments necessary to effect a complete statutory dissolution of the Funds. As soon as practicable after the complete statutory dissolution of the Funds, the officers of the Corporation will file or cause to be filed with the Securities and Exchange Commission and any state in which the Funds' shares were sold, any and all documents and instruments necessary to terminate the registration of the Funds and their business and affairs by the Securities and Exchange Commission and any such state. Thereafter, the Funds will cease to exist and no shareholder will have any interest whatsoever in the Funds.

9. DISSENTERS' RIGHTS. No shareholder shall have any dissenters' right or right of appraisal in connection with the liquidation and dissolution of the Funds.

IN WITNESS WHEREOF, the Directors have caused this Plan to be executed on behalf of the Funds as of the date first set forth above by their duly authorized representatives.

                                            VAN ECK/CHUBB FUNDS, INC.
                                            on behalf of its Global Income Fund,
                                            Tax-Exempt Fund and
                                            Government Securities Fund


Attest:

/s/ Thomas H. Elwood                         /s/ Michael C.  O'Reilly
-----------------------------------          -----------------------------------
Thomas H. Elwood, Secretary                      Michael C. O'Reilly, President